SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): October 14, 2005
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Introductory Note: All of the information contained below in this Form 8-K was previously reported in Part II, Item 5 of the Form 10-Q for the quarter ended July 3, 2005, filed by The GEO Group, Inc. (“GEO”) on August 16, 2005 (the “Second Quarter 10-Q”). The information below is being provided solely for the purposes of ensuring that it is disclosed on a Form 8-K in addition to its original disclosure in the Second Quarter 10-Q.
     As previously reported under Part II, Item 5 of the Second Quarter 10-Q, during 2005, GEO’s management has undertaken an intense and comprehensive review of its past worldwide tax activities to ensure the accuracy of its income tax accounts. This review has been performed in connection with GEO’s remediation efforts under Section 404 of the Sarbanes-Oxley Act. As a result of these efforts, on August 10, 2005, GEO restated its financial statements for fiscal years 2001 through 2004 to correct (i) a miscalculation of its one-time gain on the sale in 2003 of its 50% interest in Premier Custodian Group Limited (“PCG”), GEO’s former joint venture in the United Kingdom, and (ii) the understatement of deferred tax liabilities for undistributed earnings of GEO’s Australian subsidiary (collectively, the “Restatement”). The Restatement was approved by the audit committee of GEO’s board of directors upon the recommendation of senior management.
     In 2003, GEO sold its 50% interest in PCG and reported a gain on that sale of $61.0 million. In August 2005, GEO determined that there was a miscalculation of the gain on the sale due to the fact that, in computing the gain, GEO reduced the sale price of $80.7 million by, among other things, $9.6 million in deferred tax liabilities. GEO determined that $4.9 million of the total deferred tax liabilities used to compute the gain on the sale of our interest in PCG related to previously undistributed earnings of GEO’s Australian subsidiary. As a result, GEO determined that the deferred tax liabilities related to previously undistributed earnings of PCG at the time were $4.7 million, and that the gain on the sale of GEO’s interest in PCG was $56.1 million. Additionally, in connection with GEO’s review of the gain on the sale of our interest in PCG, GEO determined that the deferred tax liability for undistributed earnings of GEO’s Australian subsidiary was understated by $1.1 million.
     Adjustments made to correct the miscalculation on the sale of GEO’s interest in PCG for the year ended December 28, 2003 resulted in a reduction in previously reported net income of $4.9 million. Basic and diluted earnings per share for the year ended December 28, 2003 were reduced by $0.32 and $0.31, respectively. In addition, as a result of the Restatement, retained earnings were reduced by $6.2 million as of December 28, 2003 and January 2, 2005, and by $1.1 million as of December 30, 2001. Adjustments were made to the cumulative translation adjustment for the years ended December 30, 2001, December 29, 2002, December 28, 2003 and January 2, 2004 to reflect the impact of foreign exchange fluctuation on the deferred tax liability for undistributed earnings of GEO’s Australian Subsidiary.

     On August 17, 2005, GEO filed an amendment on Form 10-K/A to its annual report on Form 10-K for the year ended January 2, 2005, and an amendment on Form 10-Q/A to its quarterly report on Form 10-Q for the three months ended April 3, 2005 to reflect the Restatement. As a result, the consolidated financial statements, auditors’ reports, and related financial information for the periods affected by the Restatement contained in any other prior reports should no longer be relied upon. GEO has not and does not intend to amend any other previously-filed annual reports on Form 10-K or quarterly reports on Form 10-Q for periods affected by the Restatement.
     This Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking” statements are any statements that are not based on historical information. Statements other than statements of historical facts included in this Form 8-K, including, without limitation, statements regarding GEO’s future financial position, business strategy, budgets, projected costs, earnings guidance or plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and GEO can give no assurance that such forward-looking statements will prove to be correct. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K include, but are not limited to, the factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports. GEO undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 14, 2005

The GEO Group, Inc.
/s/ John G. O’Rourke
Name:	John G. O’Rourke
Title:	Senior Vice President Chief Financial Officer

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